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                                                                   Exhibit 4(b)

                              CERTIFICATE OF TRUST

                                       OF

                              HUNTINGTON CAPITAL I

                  THIS Certificate of Trust of Huntington Capital I (the "Trust"), dated as of January 23, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.).

                   1. NAME. The name of the business trust formed hereby is Huntington Capital I.

                   2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

                   3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

                   IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                           CHASE MANHATTAN BANK DELAWARE,
                                           not in its individual capacity but
                                           solely as trustee of the Trust

                                           By: /s/ JOHN J. CASHIN
                                               --------------------------------
                                              Name: John J. Cashin
                                              Title: Senior Trust Officer

                                           PAUL V. SEBERT, not in his individual
                                           capacity but solely as trustee of the
                                           Trust


                                           /s/ PAUL V. SEBERT
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